UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT	May 26, 2015
(DATE OF EARLIEST EVENT REPORTED)	May 26, 2015

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800
Houston, Texas 77046
(Address of principal executive office)

(866) 913-2122
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 9e-4(c) under the Exchange Act (17 CFR 240.9e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Credit Facility

On May 26, 2015, Boardwalk Pipeline Partners, LP (the "Partnership") and certain of its wholly-owned subsidiaries entered into a Third Amended and Restated Revolving Credit Agreement (the "Amended  Credit Agreement") among the Partnership, as guarantor, Boardwalk Pipelines, LP, Texas Gas Transmission, LLC, Gulf South Pipeline Company, LP and Gulf Crossing Pipeline Company LLC, as borrowers (the "Borrowers"), and the several lenders and issuers party thereto (the "Lenders"), Wells Fargo Bank, N.A., as administrative agent, Citibank, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents and the other agents identified therein. Under the Amended Credit Agreement, the Lenders will provide the Borrowers certain revolving loans, swingline loans and letters of credit to be used for general partnership purposes, including repayment of indebtedness, acquisitions, capital expenditures and payment of distributions, in an aggregate amount of up to $1.5 billion. Each Borrower is subject to a separate sublimit for borrowings under this facility. The Partnership has guaranteed the obligations of the Borrowers under the Amended Credit Agreement.

Maturity.  The Amended Credit Agreement has a maturity date of May 26, 2020.

Prepayments. The Borrowers are allowed to prepay all loans under the credit facility at any time without premium or penalty (other than customary breakage costs).

Interest. Interest is determined, at the Partnership’s election, by reference to (a) the base rate which is the highest of (1) the prime rate, (2) the federal funds rate plus 0.50%, and (3) the one month Eurodollar Rate plus 1.0%, plus an applicable margin, or (b) the London Interbank Offered Rate (LIBOR) plus an applicable margin. The applicable margin ranges from 0.00% to 0.75% per annum for loans bearing interest based on the base rate and ranges from 1.00% to 1.75% per annum for loans bearing interest based on the LIBOR Rate, in each case determined based on the individual Borrower’s credit rating from time to time. The Amended Credit Agreement also provides for a quarterly commitment fee charged on the average daily unused amount of the revolving credit facility ranging from 0.1% to 0.275% per annum, determined based on the individual Borrower’s credit rating from time to time.

     Conditions. The Borrowers’ ability to borrow amounts under the revolving credit facility will be subject to the execution of customary documentation relating to the facility, including satisfaction of certain customary conditions precedent and compliance with terms and conditions included in the loan documents, including a post-closing obligation which requires the Partnership to repay its borrowings under its existing term loan of $175.0 million and terminate all related commitments.

Financial Covenant. The Amended Credit Agreement requires that the Partnership maintain a minimum ratio, as of the last day of each fiscal quarter, of Consolidated Total Debt (as defined in the Amended Credit Agreement) to Consolidated EBITDA (as defined in the Amended Credit Agreement), measured for the preceding four fiscal quarters, of not more than 5.00 to 1.00. If the Partnership, a Borrower or any of their subsidiaries completes an acquisition having a purchase price of $100.0 million or more that otherwise meets the conditions for a qualifying acquisition under the credit facility, the leverage ratio increases to 5.50 to 1.00 for a period of three consecutive fiscal quarters immediately following the quarter in which the acquisition occurred.

Negative Covenants. The Amended Credit Agreement prohibits the Borrowers from declaring dividends or distributions if any event of default, as defined in the Amended Credit Agreement, occurs or would result from such a declaration. In addition, the Amended Credit Agreement contains covenants (subject to various exceptions) limiting the ability of the Partnership, the Borrowers and their subsidiaries to, among other things:

·	incur or guarantee indebtedness;
·	make certain negative pledges and grant certain liens;
·	make certain restricted payments on subordinated debt;
·	enter into any transaction with an affiliate;
·	make any material changes to the nature of its business; or
·	enter into a merger, consolidation or sale of assets.

Events of Default. If an event of default exists under the Amended Credit Agreement, the lenders will be able to terminate the commitments under the credit facility and accelerate the maturity of all outstanding loans, as well as exercise other rights and remedies. Each of the following will be an event of default under the Amended Credit Agreement:

·	failure to pay any principal, interest, fees, expenses or other amounts when due;
·	failure of any representation or warranty to be true and correct in any material respect;
·	failure to perform or otherwise comply with the covenants in the Amended Credit Agreement or other loan documents, subject to certain grace periods;
·
default by a Borrower or an affiliate of a Borrower on the payment of any other indebtedness in excess of $50.0 million, or any default in the performance of any obligation or condition with respect to such indebtedness beyond the applicable grace period if the effect of the default is to permit or cause the acceleration of the indebtedness;

·	bankruptcy or insolvency events involving a Borrower or an affiliate of a Borrower;
·	the entry of, and failure to pay, one or more adverse judgments in excess of $25.0 million with respect to which enforcement proceedings are brought or that are not stayed pending appeal;
·	a change in control of the Partnership or a Borrower;
·	the invalidity or unenforceability of any material provision in the Amended Credit Agreement or related documents; and
·	the occurrence of certain events with respect to employee benefit plans subject to ERISA.

A copy of the Amended Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

10.1
Third Amended and Restated Revolving Credit Agreement, dated as of May 26, 2015, among Boardwalk Pipelines, LP, Texas Gas Transmission, LLC, Gulf South Pipeline Company, LP and Gulf Crossing Pipeline Company LLC, as borrowers, Boardwalk Pipeline Partners, LP, as guarantor, the several lenders and issuers party thereto, Wells Fargo Bank, N.A., as administrative agent, Citibank, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, and Bank of China, New York Branch, Barclays Bank PLC, Deutsche Bank Securities Inc., Mizuho Bank, Ltd., MUFG Union Bank, N.A., and Royal Bank of Canada, as co-documentation agents, and Wells Fargo Securities, LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities LLC, Bank of China, New York Branch, Barclays Bank PLC, Deutsche Bank Securities Inc., Mizuho Bank, Ltd., MUFG Union Bank, N.A., and RBC Capital Markets, as joint lead arrangers and joint bookrunners.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner
By: /s/ Jamie L. Buskill
Jamie L. Buskill
Senior Vice President, Chief Financial and
Administrative Officer and Treasurer

Dated: May 26, 2015